As filed with the Securities and Exchange Commission on October 24, 2007
                                Registration No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                    _________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              OCEAN BIO-CHEM, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   59-1564329
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

              4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314
--------------------------------------------------------------------------------
                         (Address of Principal Executive
                               Offices) (Zip Code)


--------------------------------------------------------------------------------
                            (Full Title of the Plans)

          Peter G. Dornau, 4041 SW 47 Avenue, Fort Lauderdale, FL 33314
--------------------------------------------------------------------------------
                    (Name and Address of Agent for Services)

                                  954-587-6280
--------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent for Service.

                         CALCULATION OF REGISTRATION FEE

------------------------------      -------------  ------------------------      ------------------------      ----------------
     Title of Each Class of         Amount To Be     Proposed Maximum            Proposed Maximum             Amount of
  Securities To Be Registered       Registered (1) Offering Price Per Share (2)   Aggregate Offering Price    Registration Fee
------------------------------      -------------  ------------------------      ------------------------      ----------------
      Ocean Bio-Chem, Inc.
   $.01 per value Common Stock         145,000           $1.80                    $261,000                    $30.70

------------------------------      -------------  -----------------------       ------------------------    ----------------

     (1) This Registration Statement also registers the offer and sale of an indeterminate number of additional shares of Common Stock of the Registrant that may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

     (2) Estimated solely for the purpose of calculating the amount of the Registration Fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based on the average high and low sales price of the Ocean Bio-Chem, Inc. Common Stock on October 19, 2007

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES 456 AND 462 PROMULGATED THEREUNDER.

                                     PART I
                                EXPLANATORY NOTE

     Ocean Bio-Chem, Inc. ("we," "us" or the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register shares of Common Stock, $.01 par value, of the Company issued to employees of the Company pursuant to the Company's 2002 Incentive Stock Option Plan and 2002 Non-qualified Stock Option Plan (the "Plans").

     This Registration Statement contains two parts. The first part contains a reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to Section C of the General Instructions to Form S-8. The reoffer Prospectus may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which have been or may be issued pursuant to the Plan to employees of the Company who may be considered affiliates as defined by Rule 405 under the Act.

     The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees and directors as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Act.



                                   PROSPECTUS
                              Ocean Bio-Chem, Inc.

                                 145,000 Shares
                                  Common Stock
                                ($.01 par value)
                             ----------------------

     Certain of our stockholders are using this Prospectus to offer up to 145,000 shares of our Common Stock, $.01 par value (the "Shares") that they received from us pursuant to the Plans. Some of these stockholders may be considered our "affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended.

We expect that sales made pursuant to this Prospectus will be made:

     -- in broker's transactions;

     -- in transactions directly with market makers; or

     -- in negotiated sales or otherwise.

     The selling stockholders will sell their shares pursuant to a Rule 10b5-1(c) Trading Plan. They will determine when they will sell their Shares, and in all cases they will sell their Shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales, although we have received cash from the sale of the Shares to selling shareholders who exercised options received under the Plans to acquire the Shares. All expenses incurred in connection with the preparation and filing of this Prospectus and related Registration Statement are being borne by us.

     The brokers and dealers that the selling stockholders utilize in selling these Shares may receive compensation in the form of underwriting discounts, concessions, or commissions from the sellers or purchasers of the Shares. Any compensation may exceed customary commissions. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of Shares may be considered to be underwriting compensation.

     The Shares are listed on the NASDAQ under the symbol "OBCI." The last reported sale price of the Shares as reported on NASDAQ was $1.73 per share on October 20, 2007.

     Our principal executive offices are located at 4041 SW 47 Avenue, Fort Lauderdale, Florida 33314, our telephone number is (954) 587-6280.

     This investment involves risks. See the "Risk Factors" section beginning on page 9.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                  This Prospectus is dated on October 24, 2007

TABLE OF CONTENTS
                                                     Page
Available Information                                  3
Incorporation of Certain Documents
     by Reference                                     3-4
Risk Factors                                           4
Our Company                                            5
Selling Stockholders                                  5-6
Plan of Distribution                                   6
Use of Proceeds                                        6
Expenses                                               6
Experts                                                6
Certain Forward-Looking Statements                    6-7

     This Prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and its Exhibits, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is made.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances, create any implication that there have not been changes in the affairs of the Company since the date of this Prospectus.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of that site is http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

     This Prospectus omits certain of the information contained in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), covering Shares offered under this Prospectus. Pursuant to the Securities Act, the Registration Statement is on file with the Commission. For further information with respect to us and the Shares offered under this Prospectus, reference is made to the Registration Statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement or elsewhere. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission or copies obtained at prescribed rates from the public reference section of the Commission at the address set forth above.

     The Company will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that is incorporated by reference into the Prospectus but not delivered with the Prospectus, upon written or oral request, at no cost to the person requesting it. Please direct all requests to Mr. Jeffrey S. Barocas at Ocean Bio-Chem, Inc., 4041 SW 47 Avenue, Fort Lauderdale, Florida 33314,

     You should rely only on the information contained in or incorporated by reference into this Prospectus. We have not authorized anyone to provide you with information different from that contained in and specifically incorporated by reference into this Prospectus. This Prospectus is an offer to sell, or a solicitation of offer to buy shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     1. Our Annual Report on Form 10-K for the year ended December 31, 2006;

     2. Our Proxy Statement for the Annual Meeting of Shareholders held on August 3, 2007.

     3. Our quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2007.

     4. The description of our Common Stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including any amendments or reports filed for the purpose of updating that description.

     5. All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date of this Prospectus and before the termination of this offering shall be deemed to be incorporated by reference and a part of this Prospectus from the date on which such documents are filed.

     For purposes of this Prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this Prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

     Before you invest in our Common Stock, you should consider carefully the following risk factors and cautionary statements, as well as other information set forth in and incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition or results of operation may suffer. As a result, the trading price of our Common Stock could decline, and you could lose a substantial portion of the money you paid to buy our Common Stock. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know or that we currently believe to be immaterial may also adversely affect our business.

     1. We are engaged in a very competitive business. We have several national and regional competitors in the marine market place. The competition is based on brand recognition, price, service and the ability to deliver products on a timely basis.

     2. There are many entities in the marine and automotive market places, both national and regional which compete with us. Many of these competitors are more established and have greater financial resources. We must compete on the basis of brand recognition, price, service and the ability to deliver products on a timely basis with larger and financially stronger competitors.

     3. We also have competitors in the recreational vehicle appearance and maintenance market. Our competitors are national and regional and we must compete in a similar manner as our competition the marine market.

     4. Our five largest customers represented approximately 59% and 43%, of consolidated gross revenues for the years ended December 31, 2006 and 2005, respectively; and 57% and 26% of consolidated accounts receivable at December 31, 2006 and 2005, respectively. We have had a longstanding relationship with each of these entities and have always collected open receivable balances. However, the loss of any of these customers could have an adverse impact on our operations.

     5. Certain aspects of the company business, primarily in the marine industry are greatly influenced by the economy and the weather. A bad economy directly impacts our sales to the recreational boating public and cold or other inclement weather either delays the start or shortens the length of the boating season and has an adverse impact on our sales.

     6. We depend on the delivery of quality products on a timely basis on both our own manufactured capacity as well as our third party suppliers. If our manufacturing facilities or any of our suppliers' facilities are unable to timely meet demand, the company's sales and reputation would be damaged.

     7. As manufacturers of products, we are exposed to products liability claims and lawsuits.

     8. We depend upon the continued services of a small number of executives, and the loss of any of those executives could create a void in management that we are unable to fill with a person having appropriate expertise and experience with our business.

                                   OUR COMPANY

     We were organized on November 13, 1973 under the laws of the state of Florida. We are principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automotive and aircraft under the "Star brite" name within the United States of America and Canada. In addition, we produce private label formulations of many of our products for various customers as well as custom blending and packaging services of these and other products to customer specifications.

     Examples of products which we manufacture and market are:

     Marine: The Marine line consists of polishes, cleaners, protectants and waxes of various formulations. The line also includes various vinyl protectants, cleaners, teak cleaners, teak oils, bilge cleaners, hull cleaners, silicone sealants, polyurethane sealants, polysulfide sealants, gasket materials, lubricants, antifouling additives and anti-freeze coolants. In addition, we manufacture a line of brushes, poles and tie-downs.

     Automotive: We manufacture a line of automotive products under the Star brite brand name including brake and transmission fluids, hydraulic, gear and motor oils, and related items. In addition, antifreeze and windshield washes are produced in varying formulations both under the Star brite brand as well as private labeled for customers. We have a line of automotive polishes, cleaners and associated appearance items.

     Recreational vehicle: The recreational vehicle products are made up of cleaners, polishes, detergents, fabric cleaners and protectors, silicone sealants, waterproofers, gasket materials, degreasers, vinyl cleaners, protectors and anti-freeze coolants.

     Aircraft: Aircraft products consist primarily of polishes and cleaners.

     We manufacture the majority of our products but we also contract with unrelated companies to package other products which are manufactured to the our specifications, using our provided formulas.

     Our marine products and recreational vehicle products are sold through national mass merchandisers such as Wal-Mart and Home Depot and through specialized marine retailers such as West Marine and Boater's World. Our customers also include distributors who in turn sell our products to specialized retail outlets for a specific market.

                              SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that are being registered for reoffers and resale by selling stockholders pursuant to a Rule 10b5-1(c) Trading Plan who have acquired shares of Common Stock through the exercise of stock options under the Plans. Some of the selling stockholders may be deemed "affiliates" of the Company. An "affiliate" is defined under the Securities Act as "a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" Ocean Bio-Chem, Inc. The selling stockholders may resell any or all of the shares of Common Stock at any time while this Prospectus is effective.

     All selling stockholders have informed us of an intent to sell their shares. The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any shares.

     The information in the table below is based on information available to us as of October 19, 2007.

                                                   Number of                              Number of
                                                   Shares Offered                         Shares Owned
                                                   by the Selling         Number of          after the           Percent of
Name                  Position           Plan     Stockholders(1)       Shares Owned (2)   Offering (3)        Shares Owned (4)
Peter G. Dornau       President, Chief
                      Executive Officer  2002          25,000             5,618,368         5,593,368             55.20%
                      and Director

Gregor M. Dornau      Vice President     2002          20,000               361,780           341,780              3.37%

Edward Anchel         Director           2002          25,000               316,159           291,159              2.87%

Sonia B. Beard        Director           2002          20,000                30,000            10,000               .10%

Jeffrey J. Tieger                        2002          25,000               429,664           404,664              3.99%

Jerry Pittman                            2002          15,000                70,809            55,809               .55%

Jean Paul Kitzinger                      2002          10,000                66,000            56,000               .55%

Daniel Davis                             2002           5,000                36,500            31,500               .31%

     (1) Represents the number of shares purchased under the Plan by such person and registered for sale.

     (2) For each selling stockholder this includes (i) shares of our Common Stock owned as of October 19, 2007, (ii) shares of our Common Stock underlying options and warrants which are exercisable within sixty (60) days of October 19, 2007, and (iii) shares of our Common Stock underlying options and warrants granted by the Company exercisable after sixty (60) days of October 19, 2007.

     (3) Assumes the sale of all shares eligible to be sold.

     (4) Percentages are after the contemplated sale of all shares eligible to be sold.

                              PLAN OF DISTRIBUTION

     The selling stockholders may sell registered Shares in any of the following ways:

     -- through dealers;

     -- through agents; or

     --directly to one or more purchasers.

     The distribution of the Shares are being sold Pursuant to a Rule 10b5-1(c) Trading Plan and may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

     -- on the NASDAQ in transactions pursuant to and in accordance with the rules of such exchange;

     -- in the over-the-counter market; or

     -- in transactions other than on such exchange or in the over-the-counter market, or a combination of such transactions.

     Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of Shares for whom they may act as agent. The selling stockholders and any broker-dealers or agents that participate in the distribution of Shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling stockholders may act as principal or agent in connection with the offer or sale of Shares by the selling stockholders.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the selling stockholders.

                                    EXPENSES

     All expenses of this offering, including the expenses of the registration of the Shares of Common Stock offered by the selling stockholders, will be borne by us. It is estimated that the total amount of such expense will not exceed $15,000.00.
                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Berenfeld, Spritzer, Shechter & Sheer, and Levi & Gopman P.A. (formally known as Levi Cahlin & Co.) for the years ended December 31, 2005 and 2004 and have been so incorporated in reliance on the reports of Berenfeld, Spritzer, Shechter & Sheer, and Levi Gopman P.A., (formally known as Levi Cahlin & Co., independent registered accountants, given on the authority of said firms as experts in auditing and accounting.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     Except for any historical information contained herein, the matters discussed in this Prospectus contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, future financial performance, developments and business strategies.

     In some instances, these forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. Some of the forward-looking statements appear in the sections entitled "Risk Factors," "Plan of Distribution and "Selling Shareholders"; and elsewhere included or incorporated by reference into the Prospectus.

     Forward-looking statements are only predications. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements include, among others, the risks outlined in the "Risk Factors" section of this Prospectus, economic downturns; terrorist acts upon the United States; threat of or actual war; unfavorable weather conditions; our ability to integrate and successfully operate future acquisitions; and other future events. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this Prospectus, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. We will not update these forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading.

         INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS

     Pursuant to Section 607.0831 of the Florida Business Corporation Act ("FBCA") the Company's officers and directors are not personally liable to the Company or any person for action taken by them unless the officer or director commits certain violations or engages in certain improper conduct set forth in FBCA Section 607.0850. In addition, FBCA Section 607.0850 permits the Company to indemnify its officers and directors, and the Company's bylaws provide that the Company shall indemnify its officers and directors and former officers and directors to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    INFORMATION REQUIRED IN 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee Plan Annual Information.*

     *The information required by Items 1 and 2 of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by Reference with this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2006.

     2. The Company's Proxy Statement for the Annual Meeting of Shareholders held on August 3, 2007.

     3. The Company's Quarterly Report on Forms 10-Q for the quarters ended March 31, and June 30, 2007.

     4. The description of our Common Stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including amendments and reports filed updating that description.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

     Item 4. Description of Securities.

     The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.01 per share. The holders of such shares of Common Stock are entitled to one (1) vote for each share held as of a record date for matters submitted to a vote of shareholders. There is no cumulative voting for election of directors. Holders of Common Stock are entitled to receive ratably any dividends declared by the Board of Directors out of funds legally available therefore, and, upon a liquidation, dissolution, or winding up of the Company are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends, if any. Holders of Common Stock have no pre-emptive rights and have no rights to convert their Common Stock to any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     Item 5. Interests of Named Experts and Counsel.

     Validity of the Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Berger Singerman, Attorneys at Law, 350 East Las Olas Boulevard, Suite 1000, Fort Lauderdale, Florida 33301. Mr. Schneider, a director of the Company, and the holder of options to purchase 40,000 shares of the Company's Stock, is a shareholder of Berger Singerman.

     The Financial Statements of the Company as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 which have been incorporated herein by reference to the Form 10-K of the Company were audited by, and filed in reliance upon the reports of Berenfeld, Spritzer, Shechter & Sheer, 401 East Las Olas Boulevard, Suite 1090, Fort Lauderdale, Florida 33301, and Levi Gopman & P.A., (formally known as Levi Cahlin & Co.), 20590 West Dixie Highway, North Miami Beach, Florida 33180.

     Item 6. Indemnification of Directors and Officers.

     FLORIDA BUSINESS CORPORATION ACT. Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

     Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 607.0850 also provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

     Section 607.0850 further provides that such indemnification may be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein,  he shall be  indemnified  against  expenses  actually  and  reasonably
incurred  by  him  in  connection   therewith.   Under  Section  607.0850,   any
indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. In addition to the foregoing, Section
607.0850 permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Florida Statutes 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

     Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

     BY-LAWS. The Registrant's by-laws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

     DIRECTOR AND OFFICER LIABILITY INSURANCE. The Registrant's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     4(a)(1) Ocean Bio-Chem, Inc. 2002 Incentive Stock Option Plan

     4(a)(2) Ocean Bio-Chem, Inc. 2002 Non-Qualified Stock Option Plan

     4(b) Rule 10b5-1 Sales Trading Plan

     23(a) Consent of Berenfeld, Spritzer, Shechter & Sheer

     23(b) Consent of Levi & Gopman, P.A. (formerly known as Levi Cahlin & Co.

     Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

     (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     4. The  undersigned  Registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 23rd day of October, 2007.

                                         OCEAN BIO-CHEM, INC.


                                         President and
                                         Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on this 23rd day of October, 2007.


Signature                                Title
(a)  Chief Executive Officer
     /s/ Peter G. Dornau                 President, Chairman of the Board, Chief
         Peter G. Dornau                 Executive Officer and Director

(b)  Chief Financial Officer
     /s/ Jeffrey S. Barocas              Vice President-Finance, Chief
         Jeffrey Barocas                 Financial Officer and Director

(c)  Directors
     /s/ Peter G. Dornau                 Director
         Peter G. Dornau

     /s/ Edward Anchel                   Director
         Edward Anchel

     /s/ Gregor M. Dornau                Director
         Gregor M. Dornau

     /s/ William W. Dudman
         William W. Dudman               Director

     /s/ Jeffrey S. Barocas              Director
         Jeffrey S. Barocas

     /s/ Laz L. Schneider                Director
         Laz L. Schneider

     /s/ James Kolisch                   Director
         James Kolisch

     /s/ John B. Turner                  Director
         John B. Turner

     /s/ Sonia B. Beard                  Director
         Sonia B. Beard

     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefits plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Fort Lauderdale, State of Florida on this 23rd day of October, 2007.

                                     Ocean Bio-Chem, Inc. 2002 Incentive Stock
                                     Option Plan and 2002 Non-Qualified Stock
                                     Option Plan

                                     By:/s/ Peter G. Dornau
                                            Peter G. Dornau, Trustee

                                     By:/s/ Jeffrey S. Barocas
                                            Jeffrey S. Barocas, Trustee

                                POWER OF ATTORNEY
               For Registration Statement of Ocean Bio-Chem, Inc.

     KNOW BY THESE PRESENTS, That each of the undersigned directors and officers of Ocean Bio-Chem, Inc., a Florida corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a new S-8 Registration Statement and one or more post-effective amendments ("Registration Documents") to register under said Act an additional 145,000 shares of the Common Stock of the Company to be used in connection with the Company's Plan, hereby constitutes and appoints Jeffrey S. Barocas his true and lawful attorney-in-fact and agent, with full power to act as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign the Registration Documents and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 23rd day of October, 2007.


     Signatures                                       Title

     /s/ Peter G. Dornau                              President, Chief Executive
         Peter G. Dornau                              Officer and Director

     /s/ Jeffrey S. Barocas                           Vice President-Finance,
         Jeffrey S. Barocas                           Chief Financial Officer
                                                      and Director

     /s/ Gregor M. Dornau                             Vice President-Sales and
         Gregor M. Dornau                             Marketing and Director

     /s/ William W. Dudman                            Vice President-Operations
         William W. Dudman                            and Director

     /s/ Edward Anchel                                Director
         Edward Anchel

     /s/ Laz L. Schneider                             Director
         Laz L.Schneider

     /s/ James Kolisch                                Director
         James Kolisch

     /s/ John B. Turner                               Director
         John B. Turner

     /s/ Sonia B. Beard                               Director
         Sonia B. Beard

                                  Exhibit Index

Exhibit Number:

     4(a)(1) Ocean Bio-Chem, Inc. 2002 Incentive Stock Option Plan

     4(a)(2) Ocean Bio-Chem, Inc. 2002 Non-Qualified Stock Option Plan

     4(b) Rule 10b5-1 Sales Traing Plan

     23(a) Consent of Berenfeld, Spritzer, Shechter & Sheer

     23(b) Consent of Levi & Gopman , P.A.(formerly known as Levi Cahlin & Co.

                                                                 Exhibit 4(a)(1)

                              OCEAN BIO-CHEM, INC.

                        2002 INCENTIVE STOCK OPTION PLAN

                           EFFECTIVE OCTOBER 22, 2002


                                   1. PURPOSE

     1.1 GENERAL. Ocean Bio-Chem, Inc., a Florida corporation (the "Company"), established this Incentive Stock Option Plan (the "Plan") to further the
Company's growth and development by providing to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company's welfare, to continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.

     1.2 COMPANY. For purposes of the Plan, the Company is deemed to include all wholly owned subsidiaries of the Company.

     1.3 TAX TREATMENT. The Plan is adopted with the intent that it be, and continue to be, an "incentive stock option plan" entitling the holders of options to the special tax treatment provided by Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                2. ADMINISTRATION

     2.1 STOCK OPTION COMMITTEE. The Plan shall be administered by the Ocean Bio-Chem, Inc., Stock Option Plan Committee (the "Committee") which shall be composed of at least two Non-Employee directors of the Company. The Committee, to be appointed by the Board of Directors, shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine, consistent with the terms of the Plan, the individuals selected to receive options, the times when they shall receive them, the number of shares to be subject to each option, and the option price.

     2.2 RULES AND REGULATIONS. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.

     2.3 DEFECTS OR OMISSIONS. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and to meet the requirements of Section 422 of the Code, and shall be the sole and final judge of such expediency. The Committee's determination shall be conclusive.


                          3. STOCK SUBJECT TO THE PLAN

     3.1 NUMBER OF SHARES. Shares of the Company's Common Stock, par value $.01 per share ("Common Stock") shall be subject to the Plan. The total number of shares of Common Stock which may be sold pursuant to options granted under the Plan ("Option" or "Options") shall not exceed 400,000 shares, adjusted as provided in Section 3.2. The shares of Common Stock sold under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board of Directors shall determine to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for that purpose. In the event that any Options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares of Common Stock not purchased under those Options shall be available again for the purpose of the Plan.

     3.2 ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of any change in any shares of the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, stock split, reverse stock split, combination or exchange of shares, or action of like nature, the aggregate number and class of shares as to which Options may be granted to any individual, the number and class of shares subject to each outstanding Option and the Option prices shall be appropriately adjusted in proportion to such increases or decreases by the Committee, whose determination shall be conclusive.

     3.3 REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     3.4 SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                        4. ELIGIBILITY AND PARTICIPATION

     4.1 INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     4.2 OFFICERS AND CERTAIN EMPLOYEES. Options may be granted only to full-time salaried officers and key employees of the Company or any of its subsidiaries. Directors of the Company who are not also full-time salaried officers or employees of the Company will not be eligible to receive Options.

     4.2 TEN PERCENT SHAREHOLDER LIMITATION. If an Option is to be granted to an individual who, at the time the Option is granted, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as determined under Section 425(d) of the Code), the purchase price of the Common Stock under each Option ("Option Price") set out in the applicable portion of Article 5 hereof shall read "but shall be at least 110 percent of its Fair Market Value" and the period of exercise set out in the applicable portion of Article 6 hereof shall read "and ending not more than five (5) years after the date on which the option is granted".
                                    5. PRICE

     5.1 DETERMINATION. The Option Price shall be determined by the Committee, but shall not be less than 100 percent of its fair market value (as determined by Section 422 of the Code) ("Fair Market Value") at the time of granting of the Option, as determined in good faith by the Committee.

     5.2 PAYMENT. Upon exercise of the Option, the Option Price shall be paid in full with cash or with stock of the Company or with demand promissory notes bearing the rate of interest required by the Code, as amended from time to time, at the option of the Employee.

     5.3 USE OF PROCEEDS. The proceeds from the issuance of Common Stock subject to Options are to be added to the funds of the Company available for its general corporate purposes.
                              6. EXERCISE OF OPTION

     6.1 PERIOD OF EXERCISE. Each Option granted under the Plan shall be exercisable only during such period as the Committee may determine, beginning not less than one (1) year and ending not more than ten (10) years after the date on which the Option is granted ("Expiration Date"), except as such period may be modified under the provisions or Sections 8.1 and 9.1 hereof. Within such limits each Option shall provide, as determined by the Committee, the time or times at which and the number of shares for which it may be exercised. Unless otherwise provided in the Committee's action, each Option shall be exercisable in whole at any time, or in part from time to time, during the term of the Option. The holder of an Option shall have no rights as a shareholder with respect to shares subject to the Option until such shares shall have been issued to him upon exercise of the Option. An Option may be exercised during the lifetime of the holder thereof only by such holder, and, after the holder's death, as provided in Sections 9.1 and 9.2 hereof.

     6.2 CHANGE OF CONTROL. Provided however, in the event of a change in control of Company, each Option granted under this Plan shall be fully exercisable.

     6.3 SALE. An individual who has acquired Common Stock upon exercise of an Option may not sell, transfer or otherwise dispose of the Common Stock so acquired within two years from the date of the granting of the Option nor within one year after the transfer of the shares to the individual.

     6.4 VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
                        7. NON-TRANSFERABILITY OF OPTIONS

     7.1 GENERAL. No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution.

                          8. TERMINATION OF EMPLOYMENT

     8.1 GENERAL. If employment of the holder of an Option is terminated for any reason, other than by death or disability, the holder's Option may be exercised only within three months from the date of such termination of employment, but in no event after the Expiration Date of the Option; provided, however, that if the holder is dismissed for cause, as to which the Committee shall be sole and exclusive judge, the Option shall expire immediately.

     9.1 DEATH WHILE EMPLOYED. If the holder of an Option dies while employed by the Company, the Option may be exercised by the personal representative of the Option holder, for a period of six (6) months from the date of death, but in no event after the Expiration Date of the Option.

     9.2 DEATH AFTER TERMINATION. If the holder of an Option dies within three months after termination of employment other than for cause, the Option may be exercised by the personal representative of the Option holder for a period of six (6) months from the date the Option holder's employment was terminated, but in no event after the Expiration Date of the Option.

     9.3 DISABILITY. If the holder of an Option becomes disabled within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Option holder within one year after his becoming disabled, but in no event after the Expiration Date of the Option.

                          10. AMENDMENT AND TERMINATION

     10.1 TERM. Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on October 21, 2012, and no Option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan.

     10.2 AMENDMENT. The Board of Directors may also amend the Plan by making such changes and additions to it as the Board shall deem advisable; provided, however, that except as provided in Section 3.2 hereof, the Board of Directors may not, without further approval by the Shareholders of the Company, increase the maximum number of shares as to which Options may be granted or exercised; and provided further, that any such change or addition does not affect the Plan's status under Section 422 of the Code. No termination or amendment of the Plan may, without the consent of the holder of an Option then existing, terminate his Option or materially and adversely affect his rights under the Option.
                               11. EFFECTIVE DATE

     11.1 SHAREHOLDER APPROVAL. The Plan shall become effective upon adaption by the Board of Directors of the Company, provided that it shall be approved by the vote of the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote at a meeting of shareholders held within twelve
(12) months after the Plan is adopted by the Board of Directors.

                         12. TIME OF GRANTING OF OPTIONS

     12.1 FORMAL GRANTING. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan and the acquisition of any rights as an Option holder shall take place only when the Committee authorizes the issuance of an Option, and a formal written and executed Option agreement is executed by the holder of the Option.

     12.2 TEN YEAR LIMIT. Subject to the provisions of Article 10, Options may be granted under the Plan within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the Shareholders, whichever is earlier.

                          13. MISCELLANEOUS PROVISIONS

     13.1 OPTION DATE. An Option shall have been deemed to have been granted on the date fixed in the resolution of the Committee authorizing the granting of such Option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the Option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the Option shall be executed and delivered within thirty (30) days therefrom; otherwise the Option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.

     13.2 INDEMNIFICATION OF COMMITTEE. Without limiting any other rights of indemnification, the members of the Committee shall be indemnified by the Company against the reasonable expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal therein ("Claim"), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement of such Claim, to the full extent permissible under Florida Law; provided that within sixty (60) days after institution of any such Claim, the Committee member involved offers the Company in writing the opportunity, at its Own expense, to handle and defend the same.

     13.3 JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the state of Florida and any litigation with respect to this Agreement shall be in the state or Federal courts situated in Broward County, Florida

                                                                 Exhibit 4(a)(2)

                      2002 NON-QUALIFIED STOCK OPTION PLAN
                        ADOPTED BY THE BOARD OF DIRECTORS
                              ON OCTOBER 22, 2002,
                        EFFECTIVE AS OF OCTOBER 22, 2002

                                  1. PURPOSE.

     (a) The purpose of the Ocean Bio-Chem, Inc. 2002 Non-Qualified Stock Option Plan (the "2002 Non-Qualified Plan") is to strengthen Ocean Bio-Chem, Inc. (the "Company") and its subsidiary corporation, within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing directors who are not full-time salaried employees (the "Non-Employee Directors") and consultants, such as, for example, but without limitation, legal or financial service providers or software, hardware, or other product designers ("Consultants") added incentives for high levels of performance and to encourage stock ownership in the Company. The 2002 Non-Qualified Plan seeks to accomplish these goals by providing a means whereby such Non-Employee Directors and Consultants of the Company and its subsidiaries may be given an opportunity to purchase (by way of an option) common stock of the Company.

     (b) The Company, by means of the 2002 Non-Qualified Plan, seeks to secure and retain the services of such Non-Employee Directors and Consultants of the Company or its subsidiaries and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

     (c)  The  Company   intends   that  the  options   issued  under  the  2002
Non-Qualified Plan shall be options which do not qualify as incentive stock options ("non-qualified stock options").

                               2. ADMINISTRATION.

     (a) The 2002 Non-Qualified Plan has been adopted and shall be administered by a compensation committee ("Committee"), composed of not fewer than two (2) members of the Board of Directors (the "Board"). All members of the Committee must be "outside directors" within the meaning of Section 162(m) of the Code. It is recommended, and the Board of Directors shall endeavor, to select at least three (3) members of the Board who qualify as "outside directors") to serve on the Committee. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. All of the members of the Committee also shall be "Non Employee Directors" as provided in Rule 16b-3(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act").

     (b)  The  Committee   shall  have  the  power,   in  connection   with  the
administration of the 2002 Non-Qualified Plan, subject to and within the limitations of the express provisions of the 2002 Non-Qualified Plan:

     (i) To determine from time to time which of the persons eligible under the 2002 Non-Qualified Plan shall be granted an option; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person;

     (ii) To determine any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability);

     (iii) To construe and interpret the 2002 Non-Qualified Plan and the options granted under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the 2002 Non-Qualified Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 2002 Non-Qualified Plan fully effective;

     (iv) To cancel, at any time and from time to time, with the consent of the affected optionee or optionees, any or all outstanding options granted under the 2002 Non-Qualified Plan and the grant and substitution therefore of new options under the 2002 Non-Qualified Plan (subject to limitations hereof) covering the same or different number of shares of stock at an option price per share in all events not less than the fair market value on the new grant date; and

     (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

     (c) The Committee shall comply with the provisions of Rule 16b-3, promulgated pursuant to the 1934 Act as in effect from time to time, to the extent applicable to the 2002 Non-Qualified Plan.

     (d) Any action of the Committee with respect to administration of the 2002 Non-Qualified Plan shall be taken pursuant to a majority vote or to the unanimous written consent of its members. In the event that the Committee is composed of two members, and one member abstains from a vote on a matter, issue or item for decision, the remaining member may vote and his or her vote shall be considered a majority vote of the Committee. A vote of the Committee shall be reported to the full Board of Directors, which may elect to accept such vote or reconsider the matter and cast a contrary or differing vote, which shall control. Any member of the Committee who is eligible for an award under this Plan shall abstain from consideration of such award by the Committee.

     (e) The determinations of the Committee on matters referred to in this paragraph 2 shall be final and conclusive.

               3. SHARES SUBJECT TO THE 2002 NON-QUALIFIED PLAN.

     Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be offered pursuant to options granted under the 2002 Non-Qualified Plan shall not exceed the aggregate of 200,000 shares of the Company's common stock. If any option granted under the 2002
Non-Qualified Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the 2002 Non-Qualified Plan.

                                4. ELIGIBILITY.

     (a)   Non-Employee   Directors  and  Consultants  of  the  Company  or  its
subsidiaries shall be eligible to receive non-qualified stock options.

     (b) Notwithstanding anything to the contrary contained in this Plan, no person may be granted an option under this Plan if such person at the time of grant holds options to purchase more than 10% of the outstanding shares of common stock of the Company. In addition, no person may be granted (in any calendar year) options to purchase more than 100,000 shares of common stock, subject to adjustment pursuant to paragraph 9.

                             5. OPTION PROVISIONS.

     Each option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

     (a) Each option granted and all rights or obligations thereunder by its terms shall expire on such date as the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was granted and shall be subject to earlier termination as provided elsewhere in the 2002 Non-Qualified Plan. For purposes of the 2002 Non-Qualified Plan, the date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option.

     (b) The exercise price of each option shall be determined by the Committee and shall be not less than one hundred percent (100%) of the "fair market value" of the stock subject to the option on the date the option is granted, as such term in quotations is defined below; provided, however, that the purchase price of common stock subject to an incentive stock option may not be less than one hundred ten percent (110%) of such fair market value where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The fair market value of such stock shall be determined by the Committee in accordance with any reasonable valuation method.

     (c) The purchase price of stock acquired pursuant to an option shall be paid at the time the option is exercised (i) in cash, check payable to the order of the Company, or (ii) shares of common stock of the Company with a fair market value equal to the option price for the shares being purchased; or (iii) having shares withheld from the total number of shares of Common Stock to be delivered upon exercise; or (iv) delivering a properly executed notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. If a person other than the optionee exercises an option, such person must furnish the Company appropriate documentation evidencing that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

     (d) An option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee or by a qualified domestic relations order, as such term is defined in the Internal Revenue Code of 1986, as amended, and shall not be transferable during the optionee's lifetime (unless by a qualified domestic relations order), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (unless by a qualified domestic relations order).

     (e) Subject to subparagraph 5(f) and except as provided in paragraph 10, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Committee shall determine. In addition, the Committee shall have the power to accelerate the time (other than, except as provided in paragraph 10, the expiration date) during which an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

     (f) From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(f) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

     (g) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws.

     (i) The stock option agreement may, but need not, provide that such option may be exercised at any specified time up to one (1) year following the death of the optioneee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to death.

     (ii) The options may be canceled for "cause", whereupon the option terminates immediately as to all unexercised options. Cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any significant conduct detrimental to the interests of the Company or any of its subsidiaries, and the determination of the Committee with respect thereto shall be final and conclusive.

     (h) Options may be exercised by ten (10) days' written notice delivered to the Company stating the number of shares with respect to which the option is being exercised, together with payment for such shares. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

     (i) Any option granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the Company or any subsidiary thereof to deduct or withhold, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Committee in its discretion. Any shares of stock issued pursuant to the exercise of any option and transferred by the optionee to the Company for purposes of satisfying any withholding obligations shall not again be available for purposes of the 2002 Non-Qualified Plan.

                          6. COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the 2002 Non-Qualified Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the 2002 Non-Qualified Plan or the Company such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the 2002 Non-Qualified Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the 2002 Non-Qualified Plan, any option granted under the 2002 Non-Qualified Plan, or any stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the 2002 Non-Qualified Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon grant or upon exercise of such options unless and until such authority is obtained.

     (c) The Company shall indemnify and hold harmless the members of the Committee in any action brought against any member in connection with the administration of the 2002 Non-Qualified Plan to the maximum extent permitted by then applicable law.

                         7. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the 2002 Non-Qualified Plan shall constitute general funds of the Company.

                               8. MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing contained in the 2002 Non-Qualified Plan, or in any option granted pursuant to the 2002 Non-Qualified Plan, shall obligate the Company or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of the Company or any of its subsidiaries to reduce the compensation of any employee.

                     9. ADJUSTMENTS UPON CHANGES IN STOCK.

     If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 2002 Non-Qualified Plan on account of any such adjustment.

                             10. TERMINATING EVENT.

     Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or in the event of any other capital reorganization or in which shares of stock of the Company possessing more than fifty percent (50%) of the voting power of the Company are exchanged (a "Terminating Event"), the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 2002 Non-Qualified Plan. Upon the date thirty (30) days after delivery of said notice, any option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the 2002 Non-Qualified Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices. Formation of a holding company for the Company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation shall not be a Terminating Event.

                 11. AMENDMENT OF THE 2002 NON-QUALIFIED PLAN.

     (a) The Committee at any time, and from time to time, may amend the 2002 Non-Qualified Plan, PROVIDED, HOWEVER, that the provisions of paragraph 12 shall not be amended more than once every three (3) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless within twelve (12) months before or after the adoption of the amendment, by the vote of a majority of the shares of the company represented and voting at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where the amendment will:

     (i) Increase the number of shares reserved for options under the 2002 Non-Qualified Plan;

     (ii) Materially modify the requirements as to eligibility for participation in the 2002 Non-Qualified Plan; or

     (iii) Materially increase the benefits accruing to participants under the 2002 Non-Qualified Plan.

     (b) Rights and obligations under any option granted pursuant to the 2002 Non-Qualified Plan shall not be altered or impaired by amendment of the 2002 Non-Qualified Plan, except with the consent of the person to whom the stock or option was granted.

  12. TERMINATION, SUSPENSION AND LIMITATIONS OF THE 2002 NON-QUALIFIED PLAN.

     (a) The Committee may suspend or terminate the 2002 Non-Qualified Plan at any time. Unless sooner terminated, the 2002 Non-Qualified Plan shall terminate ten years from the effective date of the 2002 Non-Qualified Plan. No options may be granted under the 2002 Non-Qualified Plan while the 2002 Non-Qualified Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted pursuant to the 2002 Non-Qualified Plan while the 2002 Non-Qualified Plan is in effect shall not be altered or impaired by suspension or termination of the 2002 Non-Qualified Plan.

     (c) Notwithstanding any other provision of this Plan, no option may be granted hereunder that by its terms may be exercised beyond the time that is ten
(10) years from its date of grant by the Company.

                          13. EFFECTIVE DATE OF PLAN.

     The 2002 Non-Qualified Plan shall become effective as of October 22, 2002.

                                                                    Exhibit 4(b)

                        Raymond James & Associates, Inc.
                         Rule 10b5-1 Sales Trading Plan
                   (Non-discretionary Plan-Owned Shares Only)


     Use this version of the Sales Plan if the seller wishes to indicate the amount, price and date of stock sales with such specificity that Raymond James will not have any discretion over how, when and whether to sell stock (other than the discretion inherent in applying ordinary principles of best execution). ,("Seller") hereby adopts this Sales Plan dated October , 2007 ("Sales Plan") between Seller and Raymond James & Associates, Inc. ("Raymond James"), acting as agent.


                                    Recital


     This Sales Plan is being entered into between Seller and Raymond James to establish a trading plan for Seller that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Seller is establishing this Sales Plan to dispose of all or a portion of Seller's holdings of the [common stock], [par value $[ ] per share] [no par value] (the "Stock"), of [name of issuer] (the "Issuer").

A.       Implementation of the Plan

     1. Seller hereby appoints Raymond James to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Raymond James hereby accepts such appointment.

     2. Raymond James is authorized to begin selling Stock pursuant to this Sales Plan on ___________________, 200___ (which shall be no earlier than ___ days from the date this Sales Plan is adopted) and shall cease selling Stock on the earliest to occur of the date on which Raymond James receives notice of the death of Seller, as soon as reasonably practical after learning that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock, the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is exchanged or converted into shares of another company, the date on which Raymond James receives notice of the commencement of any proceedings in respect of or triggered by Seller's bankruptcy or insolvency and (specify one or more occurrences that will mark the last day on which sales may occur):
________________, 200___; and the date that an aggregate of _______ shares of Stock are sold pursuant to this Sales Plan; and the date that the aggregate proceeds of sales pursuant to this Sales Plan (after deducting commissions and other expenses of sale reaches $___________. (the "Plan Sales Period").

     3. (a) Raymond James shall sell the Daily Sale Amount (as defined below) for the account of Seller on each Sale Day (as defined below), subject to the following restrictions, if desired: Raymond James shall not sell any shares of Stock pursuant to this Sales Plan at a price of less than $ __________per share (before deducting commissions and other expenses of sale) (the "Minimum Sale Price"). (insert other restrictions, if any) ___________________________.

     (b) A "Sale Day" is (specify the days on which Raymond James is to sell Stock, e.g., "each Trading Day," "the first Monday of each month" or "the first Trading Day immediately succeeding any period of five consecutive Trading Days during which the market price of the Stock on each Trading Day was equal to or greater than $25") ______________________________________ during the Plan Sales
Period, provided that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day. A "Trading Day" is any day during the Plan Sales Period that the [name of principal market or exchange for the Stock] (the "Principal Market") is open for business and the Stock trades regular way on the Principal Market.

     (c) The "Daily Sale Amount" for any Sale Day shall be (please check the applicable box to indicate the amount of Stock that Raymond James is to sell on each Sale Day): _____________ shares of Stock. an amount of Stock resulting in aggregate proceeds (after deducting commissions and other expenses of sale of $________________. determined in accordance with the following formula:

     (1) he amount set forth on the grid below opposite the per share price range that corresponds to the reported price of the opening reported market transaction in the Stock on such Sale Day.
--------------------------------------------------------------------------------
-------------------------------------- Reported Price of Opening Reported Market
Transaction in the Stock Daily  Sale  Amount
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------     If     the     price     is     below
$______________________
--------------------------------------------------------------------------------
--------------------------------------
--------------------------------------------------------------------------------

If     the      price      is      between      $_______      and      $________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------  If the  price is  between  $_______  and
$________
--------------------------------------------------------------------------------
--------------------------------------
--------------------------------------------------------------------------------
If        the        price        is        above        $_____________________.

     (d) Subject to the restrictions set forth in paragraph A.3(a) above, Raymond James shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price.

     (e) If, consistent with ordinary principles of best execution or for any other reason, Raymond James cannot sell the Daily Sale Amount on any Sale Day, then (select one): the amount of such shortfall may be sold as soon as practicable on the immediately succeeding Trading Day under ordinary principles of best execution; provided that in no event may the amount of the shortfall for any such Sale Day be sold later than the fourth business day after such Sale Day. Raymond James's obligation to sell Stock on such Sale Day pursuant to this Sales Plan shall be deemed to have been satisfied. Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Plan Sales Period, Raymond James's authority to sell such shares for the account of Seller under this Sales Plan shall terminate.

     (f) The Daily Sale Amount and the Minimum Sale Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

4. Raymond James shall not sell Stock  hereunder at any time when:

     (i) Raymond James, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity has occurred; or

     (ii) Raymond James, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller's affiliates (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

     (iii) Raymond James has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto; or

     (iv) Raymond James has received notice from Seller to terminate the plan in accordance with paragraph C.1 below.

     5. (a) Seller has delivered the Stock to be sold pursuant to this Sales Plan (with the amount to be estimated by Seller in good faith, if the Daily Sale Amount is designated as an aggregate dollar amount) (the "Plan Shares") into an account at Raymond James in the name of and for the benefit of Seller (the "Plan Account").

     (b) Raymond James shall withdraw Stock from the Plan Account in order to effect sales of Stock under this Sales Plan. If at any time during the Plan Sales Period the number of shares of Stock in the Plan Account is less than the number of Plan Shares remaining to be sold pursuant to this Sales Plan, Raymond James shall have no further obligation to effect sales of Shares under this Sales Plan.

     (c) To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Raymond James agrees to return such Stock promptly to the Seller.

     6. Raymond James shall in no event effect any sale under this Sales Plan if the Stock to be sold is not in the Plan Account.

     7. Raymond James may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

     B. Seller's Representations, Warranties and Covenants. Seller hereby represents, warrants and covenants that:

     1. Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

     2. The securities to be sold under this Sales Plan are owned free and clear by Seller [(subject, in the case of shares underlying Options, only to the compliance by Seller with the exercise provisions of such Options)] and are not subject to any liens, security interests or other encumbrances or limitations on disposition other than those imposed by Rules 144 or 145 under the Securities Act of 1933, as amended (the "Securities Act").

     3. While this Sales Plan is in effect, Seller agrees not toenter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan and agrees, except as expressly permitted herein, not to alter or deviate from the terms of this Sales Plan.

     4. (a) Seller has provided Raymond James with a certificate dated as of the date hereof signed by the Issuer substantially in the form of Exhibit A hereto.

(b) Seller agrees to notify Raymond James's credit department by telephone at the number set forth in paragraph F.5 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto. Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Raymond James. Such notice shall be in addition to the notice required to be given to Raymond James by the Issuer pursuant to the certificate set forth as Exhibit A hereto.

     5. The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller's affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller's affiliates.

     6. Seller agrees that until this Sales Plan has been terminated as permitted herein Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer, financial institution or other party (each, a "Financial Institution"), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan.

     7. Seller agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Stock or the Issuer to any employee of Raymond James or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect.

     8. Seller agrees that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

     9. (a) Seller represents and warrants that the Stock to be sold pursuant to this Sales Plan is currently eligible for sale under Rule 144 or 145.

     (b) Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144.

     (c) Seller agrees to complete, execute and deliver to Raymond James Forms 144 for the sales to be effected under this Sales Plan at such times and in such numbers as Raymond James shall request, and Raymond James agrees to file such Forms 144 on behalf of Seller as required by applicable law. Seller understands and agrees that Raymond James shall make one Form 144 filing at the beginning of each three-month period commencing upon the first Sale Day under this Sales Plan.

     (d) Seller hereby grants Raymond James a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that Raymond James shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

     (e) Raymond James agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event shall Raymond James effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144, assuming Raymond James's sales pursuant to this Sales Plan are the only sales subject to that limitation.](3)

     10. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Sales Plan.

     11. Raymond James may sell Stock on any national securities exchange, in the over the counter market, on an automated trading system or otherwise. Raymond James or one of its affiliates may make a market in the Stock and may act as principal in executing sales under the Trading Plan. To the extent that Raymond James administers other trading plans relating to Issuer's securities, Raymond James may aggregate orders for Seller with orders under other sellers' trading plans for execution in a block and allocate each execution on a pro rata basis to each seller. In the event of partial execution of block orders, Raymond James shall allocate the proceeds of all Stock actually sold on a particular day pursuant to all Rule 10b5-1 trading plans concerning issuer's securities that Raymond James manages pro rata based on the ratio of (x) the number of shares to be sold pursuant to the order instructions of each Trading Plan to (y) the total number of shares to be sold under all Trading Plans having the same type of order instructions.

C.  Termination

     1. This Sales Plan may not be terminated prior to the end of the Plan Sales Period, except that:

     (i) it may be terminated at any time by written notice from Seller received by Raymond James's credit department at the address or fax number set forth in paragraph F.5 below for any reason as long as such termination is made in good faith and not as part of a plan or scheme to evade the insider trading rules and Seller represents that to Raymond James in such notice; with reasons for a permitted termination including where legal or regulatory restrictions applicable to Seller or Seller's affiliates (other than any such restrictions relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Stock) would prevent Raymond James from selling Stock for Seller's account during the Plan Sales Period, and

     (ii) it may be suspended or, at Raymond James's option, terminated if Raymond James has received notice from the Issuer of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto.

     D. Indemnification; Limitation of Liability

     1.(a) Seller agrees to indemnify and hold harmless Raymond James and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Raymond James's actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller's representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Sales Plan.

     (b) Notwithstanding any other provision hereof, Raymond James shall not be liable to Seller for:

     (i) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or

     (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God".
     (c) Notwithstanding any other provision hereof, Raymond James shall not be liable to Seller for

     (i) the exercise of discretionary authority or discretionary control under this Trading Plan, if any, or

     (ii)any failure to effect a sale required by paragraph A, except for failures to effect sales as a result of the gross negligence or willful misconduct of Raymond James.

     2. Seller has consulted with Seller's own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Raymond James or any person affiliated with Raymond James in connection with, Seller's adoption and implementation of this Sales Plan.

     3. Seller acknowledges and agrees that in performing Seller's obligations hereunder neither Raymond James nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller's assets, or exercising any authority or control respecting management or disposition of Seller's assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller's assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither Raymond James nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any "investment advice" within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller's assets.

     E. Agreement to Arbitrate The arbitration provisions of the Raymond James Client Agreement are incorporated by reference.

     F. General

     1. Seller shall pay Raymond James $[ ] per share of the Stock sold.

     2. Seller and Raymond James acknowledge and agree that this Sales Plan is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), entitled to all of the protections given such contracts under the Bankruptcy Code.

     3. This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan.

     4. This Sales Plan may be amended by Seller only upon the written consent of Raymond James and receipt by Raymond James of the following documents, each dated as of the date of such amendment:

     (i) a representation signed by the Issuer substantially in the form of Exhibit A hereto, and

     (ii) a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date.

     5. All notices to Raymond James under this Sales Plan shall be given to Raymond James's credit department in the manner specified by this Sales Plan by
confirmed         facsimile        to        (___)        ___-____        (attn:
_________________________________________)  or by certified  mail to the address
below:     ________________________________     ________________________________
________________________________ Attn.: ___________________________

     6. Seller's rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Raymond James.

     7. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     8. If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

     9. This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto. NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH E. IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above. [Name of Seller] ______________________________________ RAYMOND JAMES &
ASSOCIATES, INC. By: ___________________________________ Name: Title:

                                    EXHIBIT A
                              ISSUER REPRESENTATION

     1. [Name of Issuer] (the "Issuer") represents that it has approved the Sales Plan dated ____________________________, 200_ (the "Sales Plan") between
[Name of Seller] ("Seller") and Raymond James & Associates, Inc. ("Raymond James") relating to the [common stock], [par value $[ ] per share] [no par value] of the Issuer (the "Stock").

     2. The sales to be made by Raymond James for the account of Seller pursuant to the Sales Plan will not violate the Issuer's insider trading policies, and to the best of the Issuer's knowledge there are no legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates as of the date of this representation that would prohibit either Seller from entering into the Sales Plan or any sale pursuant to the Sales Plan.

     3. If, at any time during the Plan Sales Period, the Issuer becomes aware of legal, contractual or regulatory restriction that is applicable to Seller or Seller's affiliates would prohibit any sale pursuant to the Sales Plan (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or its securities), the Issuer agrees to give Raymond James's credit department notice of such restriction by telephone as soon as practicable. Such notice shall be made to the ______________ __________________________ at (___) ___-____ and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller. In any event, the Issuer shall not communicate any material nonpublic information about the Issuer or its securities to Raymond James.

Dated: ____________________, 200__

[NAME OF ISSUER]


By: ______________________________
Name:
Title:

     (1) This formula, together with the other provisions of this Section 3, must identify the amount, price and date of sales with the specificity required by Rule 10b5-1(c)(1)(i)(B)(2).

     (2) The Seller's representation on the Forms 144 regarding Seller's knowledge of material information regarding the Issuer may be made as of the date this Sales Plan is adopted. The "Remarks" section of each Form 144 should state that the sale is being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c) and indicate the date the Sales Plan was adopted and that the representation is made as of such date.

     (3) Include paragraph 9 if the Stock is to be sold under Rule 144 or 145.

                                                                   Exhibit 23(a)

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Ocean Bio-Chem, Inc.'s Registration Statement on Form S-8 of our report dated March 21, 2007 relating to the consolidated financial statements which appear in Ocean Bio-Chem, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Berenfeld, Spritzer, Shechter & Sheer
Fort Lauderdale, Florida
October 22, 2007

                                                                   Exhibit 23(b)

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Ocean Bio-Chem, Inc.'s Registration Statement on Form S-8 of our report dated March 22, 2007 relating to the consolidated financial statements for the years ended December 31, 2005 and 2004 which appear in Ocean Bio-Chem, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Levi & Gopman, P.A. (formally known as Levi Cahlin & Co).
North Miami Beach, Florida
October 22, 2007